Exhibit 31.1

CERTIFICATION

I, Michael V. Shustek, as Chairman of the Board of Vestin Mortgage, Inc., the sole Manager of Vestin Fund I, LLC, certify that:

1.	I have reviewed this report on Form 10-Q of Vestin Fund I, LLC

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Vestin Fund I, LLC as of, and for, the periods presented in this report;

4.	Vestin Fund I LLC’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Vestin Fund I LLC and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Vestin Fund I LLC, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Paragraph omitted pursuant to SEC Release Nos. 33-82377 and 34-47986

(c)	evaluated the effectiveness of Vestin Fund I LLC’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluations; and

(d)	Disclosed in this report any changes in Vestin Fund I LLC’s internal control over financial reporting that occurred during Vestin Fund I LLC’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect Vestin Fund I LLC’s internal control over financial reporting; and;

5.	Vestin Fund I LLC’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Vestin Fund I LLC’s auditors and the audit committee of Vestin Fund I LLC’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Vestin Fund I LLC’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in Vestin Fund I LLC’s internal control over financial reporting.

Date: August 14, 2003

Michael V. Shustek
Chairman of the Board*
Vestin Mortgage, Inc., sole
Manager of Vestin Fund I, LLC

*   Michael V. Shustek functions as the equivalent of the Chief Executive Officer of the registrant